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                         WELLPOINT HEALTH NETWORKS, INC.
          Exhibit 11 - Statement Re: Computation of Earnings Per Share


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
(In thousands, except earnings per share)       Three Months Ended June 30,        Six Months Ended June 30,
                                               ----------------------------      ----------------------------
                                                 1997                1996          1997                1996
                                               --------            --------      --------            --------

Net Income                                     $ 49,263            $ 49,772      $100,018            $109,885


Primary:
Average shares outstanding                       69,311              66,396        67,928              66,381
Net effect of dilutive stock
     options-based on the treasury
     stock method using average
     market price                                   696                --             348                --
                                               --------            --------      --------            --------

Totals                                           70,007              66,396        68,276              66,381
                                               ========            ========      ========            ========
Per share amount                               $   0.70            $   0.75      $   1.46            $   1.66
                                               ========            ========      ========            ========


Fully diluted:
Average shares outstanding                       69,311              66,396        67,928              66,381
Net effect of dilutive stock
     options-based on the treasury
     stock method using quarter-end
     market price which is greater
     than average market price                      771                --             385                --
                                               --------            --------      --------            --------

Totals                                           70,082              66,396        68,313              66,381
                                               ========            ========      ========            ========
Per share amount                               $   0.70            $   0.75      $   1.46            $   1.66
                                               ========            ========      ========            ========
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